                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        Equity Office Properties Trust
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                (Name of Registrant as Specified in Its Charter)
                        Equity Office Properties Trust
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                               EQUITY OFFICE LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 15, 1998

                            ------------------------

Dear Shareholder:

     The trustees and officers of EQUITY OFFICE PROPERTIES TRUST (the "Trust") invite you to attend our 1998 Annual Meeting of Shareholders (the "Meeting") which will be held on Friday, May 15, 1998, at 10:00 a.m. Central Daylight Time, at One North Franklin Street, Third Floor, Chicago, Illinois, for the following purposes:

          (1) To elect five (5) members of the Board of Trustees to terms expiring in 2001;

          (2) To approve an amendment to the Trust's Amended and Restated 1997 Share Option and Share Award Plan (the "Employee Plan") which would increase the maximum number of shares for which Share Awards, Options, Share Appreciation Rights and Dividend Equivalents may be granted under the Employee Plan to an amount equal to 6.8% of the outstanding Common Shares from time to time, calculated on a fully diluted basis, determined annually on the first day of each calendar year rather than at the time of the Trust's initial public offering of its Common Shares; and

          (3) To transact any other business as may properly come before the meeting or any adjournment thereof.

     Your Board of Trustees recommends a vote for each of the proposals. Shareholders of record at the close of business on March 16, 1998 are entitled to vote at the Meeting. Your vote is important. We encourage you to read this proxy statement and sign and return your proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the Meeting. If necessary, an additional proxy card may be obtained by calling Diane M. Morefield, Senior Vice President--Finance/Capital Markets of the Trust at 1-800-692-5304.

                                          By Order of the Board of Trustees

                                      /s/ Stanley M. Stevens
                                          Stanley M. Stevens,
                                          Executive Vice President,
                                          Chief Legal Counsel and Secretary

Two North Riverside Plaza
Chicago, Illinois
March 31, 1998

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         EQUITY OFFICE PROPERTIES TRUST
                           TWO NORTH RIVERSIDE PLAZA
                               CHICAGO, IL 60606

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of Equity Office Properties Trust, a Maryland real estate investment trust (the "Trust"), of proxies to be voted at the Trust's 1998 Annual Meeting of Shareholders (the "Meeting") to be held on Friday, May 15, 1998, at 10:00 a.m., Central Daylight Time, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Brokers and other nominees who held common shares of beneficial interest, $.01 par value per share, of the Trust ("Common Shares") at the close of business on March 16, 1998, will be asked to contact the beneficial owners of the Common Shares which they hold.

               VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

     This Proxy Statement and accompanying proxy are being mailed to the Trust's shareholders ("Shareholders") commencing on or about March 31, 1998. The proxy, if properly executed and returned, will be voted according to your instructions, unless previously revoked by written notice of revocation delivered to the Secretary of the Trust, by delivery as aforesaid of a later dated proxy or by voting in person at the Meeting. The mere presence at the Meeting of a Shareholder who appointed a proxy does not itself revoke the appointment of such proxy.

     The cost of the solicitation is anticipated to be nominal and will be borne by the Trust. In addition to solicitation by mail, employees or agents of the Trust may solicit proxies by telegraph, telephone, telecopy and personal interviews.

     Only Shareholders of record at the close of business on March 16, 1998 (the "Record Date"), will be entitled to vote at the Meeting. On such date, 250,319,249 Common Shares were outstanding. Each Common Share outstanding on the Record Date entitles its holder to one vote upon each matter submitted for vote at the Meeting. The presence in person or by proxy of Shareholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. If, however, there is not a quorum at the Meeting, the Shareholders entitled to vote at the Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Meeting until such time as there is a quorum. At such time as there is a quorum present or represented by proxy, the Meeting will reconvene without notice to Shareholders, other than an announcement at the Meeting prior to adjournment, unless the adjournment is for more than 120 days after the Record Date or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the Common Shares represented thereby will be voted in accordance with the Shareholder's instructions. If no such specifications are made, the proxy will be voted: (i) for election of the five nominees for trustee to terms expiring in 2001; (ii) for an amendment to the Trust's Amended and Restated 1997 Share Option and Share Award Plan; and (iii) at the discretion of Samuel Zell and Timothy H. Callahan, the Board's designated representatives for the Meeting, with respect to such other business as may properly come before the Meeting or any adjournment thereof.

                               1997 ANNUAL REPORT

     Shareholders are concurrently being furnished with a copy of the Trust's 1997 Annual Report, which contains its audited financial statements at December 31, 1997. Copies of the Trust's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission ("SEC"), may be obtained without charge by contacting Diane M. Morefield, Senior Vice President--Finance/Capital Markets of the Trust, at Two North Riverside Plaza, Chicago, Illinois 60606, 1-800-692-5304.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

BOARD OF TRUSTEES

     The business and affairs of the Trust are managed under the direction of the Board of Trustees, currently consisting of eleven trustees. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Trust rather than day-to-day operating details. Members of the Board are kept informed of the Trust's business by various reports and documents sent to them each month, as well as by presentations from officers and employees of the Trust at meetings of the Board and its committees.

     The Trust's Articles of Amendment and Restatement of Declaration of Trust (the "Declaration") provides that the trustees of the Trust shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The terms of five trustees expire in 1998. The Board has nominated Samuel Zell, Thomas E. Dobrowski, Jerry M. Reinsdorf, H. Jon Runstad and Edwin N. Sidman for election to serve as trustees of the Trust until the 2001 annual meeting of Shareholders and until their successors are duly elected and qualified. Biographical information for each of the nominees is set forth under the caption "Management." The affirmative vote of Common Shares held of record by owners of a plurality of the Common Shares present in person or represented by proxy at the Meeting is required for election of the nominees. An abstention will have no effect on the outcome of the election of trustees. If any nominee is unable to serve (which is not anticipated), the persons designated as representatives will cast votes for the remaining nominees and for such other person or persons as the Board may recommend. All of the nominees are presently trustees.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

                                   MANAGEMENT

TRUSTEES, EXECUTIVE OFFICERS AND SENIOR OFFICERS

     The following table sets forth certain information with respect to the trustees, executive officers and senior officers of the Trust as of March 31, 1998.

                NAME                   AGE                         OFFICE HELD
                ----                   ---                         -----------
Samuel Zell..........................   56    Chairman of the Board, Trustee (term expires in 1998)
Timothy H. Callahan..................   47    President, Chief Executive Officer, Trustee
                                              (term expires in 1999)
Michael A. Steele....................   51    Chief Operating Officer and Executive Vice President
                                              --
                                              Real Estate Operations
Richard D. Kincaid...................   36    Executive Vice President, Chief Financial Officer
Stanley M. Stevens...................   49    Executive Vice President, Chief Legal Counsel and
                                              Secretary
Gary A. Beller.......................   51    Executive Vice President -- Parking Facilities
Jeffrey L. Johnson...................   38    Chief Investment Officer and Senior Vice President --
                                              Investments
David H. Crawford....................   41    Senior Vice President -- Administration and General
                                              Counsel for Property Operations
Sybil J. Ellis.......................   44    Senior Vice President -- Acquisitions
Frank Frankini.......................   43    Senior Vice President -- Design & Construction
Frances P. Lewis.....................   44    Senior Vice President -- Corporate Communications
Diane M. Morefield...................   39    Senior Vice President -- Finance/Capital Markets
David H. Naus........................   43    Senior Vice President -- Acquisitions
Michael E. Sheinkop..................   35    Senior Vice President -- Portfolio Management
Peter D. Johnston....................   40    Senior Vice President -- Southwest Region
Peter H. Adams.......................   51    Senior Vice President -- Pacific Region
Kim J. Koehn.........................   42    Senior Vice President -- West Region
Christopher P. Mundy.................   36    Senior Vice President -- Northwest Region
Arvid J. Povilaitis..................   37    Senior Vice President -- Central Region
Mark E. Scully.......................   39    Senior Vice President -- Southeast Region
Sheli Z. Rosenberg...................   56    Trustee (term expires in 2000)
Thomas E. Dobrowski..................   54    Trustee (term expires in 1998)
James D. Harper, Jr..................   64    Trustee (term expires in 1999)
Peter Linneman.......................   47    Trustee (term expires in 2000)
Jerry M. Reinsdorf...................   62    Trustee (term expires in 1998)
William M. Goodyear..................   49    Trustee (term expires in 1999)
David K. McKown......................   60    Trustee (term expires in 2000)
H. Jon Runstad.......................   56    Trustee (term expires in 1998)
Edwin N. Sidman......................   55    Trustee (term expires in 1998)

     The following is a biographical summary of the experience of the trustees, executive officers and senior officers of the Trust. Officers serve at the pleasure of the Board.

     Samuel Zell has been a trustee and Chairman of the Board of the Trust since October 1996. For more than five years, Mr. Zell has served as Chairman of the Board of Directors of Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations ("EGI"). For more than five years, Mr. Zell has served as Chairman of the Boards of Directors of Anixter International Inc., a provider of integrated network and cabling solutions ("Anixter"), American Classic Voyages Co., an owner and operator of cruise lines ("ACV"), and Manufactured Home Communities, Inc., a real estate investment trust ("REIT") specializing in the ownership and management of manufactured home communities ("MHC"). Since March 1993, Mr. Zell has served as Chairman of the Board of Trustees of Equity Residential Properties Trust, a REIT that owns and operates multifamily residential properties ("EQR"). Since January 1995, Mr. Zell has served as a director of TeleTech Holdings, Inc., a provider of telephone and computer based customer care solutions. Since April 1996, Mr. Zell has served as a director of Ramco Energy plc, an independent oil company based in the United Kingdom. Since March 1997, Mr. Zell has served as a director of Chart House Enterprises, Inc., an owner and operator of restaurants. Since April 1997, Mr. Zell has served as the Chairman of the Board of Directors of Jacor Communications, Inc., an owner of radio stations ("Jacor"). Since March 1998, Mr. Zell has served as a director of Fred Meyer, Inc., a large domestic food retailer and operator of multi-department stores.

     Timothy H. Callahan has been a trustee and Chief Executive Officer and President of the Trust since October 1996. Mr. Callahan served on the Board of Managers and was the Chief Executive Officer of Equity Office Holdings, L.L.C ("EOH"), and Equity Office Properties, L.L.C., a property manager of office buildings ("EOP LLC"), from August 1996 until October 1997. Mr. Callahan was Executive Vice President and Chief Financial Officer of EGI from January 1995 until August 1996, was Executive Vice President of EGI from November 1994 through January 1995 and was Senior Vice President of EGI from July 1992 until November 1994. Mr. Callahan was a Director of MHC from May 1996 until October 1997. Mr. Callahan was Vice President -- Finance of the Edward J. DeBartolo Corporation, a developer, owner and operator of shopping centers, in Youngstown, Ohio, from July 1988 until July 1992. Mr. Callahan was employed by Chemical Bank, a commercial bank located in New York, New York, from July 1973 until March 1987.

     Michael A. Steele has been Chief Operating Officer and Executive Vice President -- Real Estate Operations for the Trust since February 1998 and was Executive Vice President -- Real Estate Operations of the Trust from October 1996 until February 1998. Mr. Steele was President and Chief Operating Officer of EOP LLC from July 1995 until October 1997. Mr. Steele was Executive Vice President of EOH from July 1995 until October 1997. Mr. Steele was President and Chief Operating Officer of Equity Office Properties, Inc., a subsidiary of EGI which provided real estate property management services ("EOP, Inc."), from November 1993 through October 1995. Mr. Steele was President and Chief Executive Officer of First Office Management, a former division of Equity Property Management, Inc., that provided real estate property management services ("FOM"), from June 1992 until October 1993. Mr. Steele was Senior Vice President and regional director for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from April 1987 until June 1992.

     Richard D. Kincaid has been Executive Vice President and Chief Financial Officer of the Trust since March 1997 and was Senior Vice President and Chief Financial Officer of the Trust from October 1996 until March 1997. Mr. Kincaid was Senior Vice President and Chief Financial Officer of EOH from July 1995 until October 1997. Mr. Kincaid was Senior Vice President of EGI from February 1995 until July 1995. Mr. Kincaid was Senior Vice President of the Yarmouth Group, a real estate investment company in New York, New York, from August 1994 until February 1995. Mr. Kincaid was Senior Vice President --Finance for EGI from December 1993 until July 1994. Mr. Kincaid was Vice President --Finance for EGI from August 1990 until December 1993. Mr. Kincaid was Vice President for Barclays Bank PLC, a commercial bank located in Chicago, Illinois, from August 1987 until August 1990.

     Stanley M. Stevens has been Executive Vice President, Chief Legal Counsel and Secretary of the Trust since October 1996. Mr. Stevens was Executive Vice President and General Counsel of EOH from September 1996 until October 1997. Mr. Stevens was a vice president of Rosenberg & Liebentritt, P.C., a law firm in Chicago, Illinois, from December 1993 until September 1996. Mr. Stevens was a partner at Rudnick & Wolfe, a national law firm based in Chicago, Illinois, from October 1987 until December 1993.

     Gary A. Beller has been Executive Vice President of the Trust since March 1997. Mr. Beller has been President of Equity Capital Holdings L.L.C., the general partner of Equity Capital Holdings, L.P., an asset manager of parking facilities, since August 1997. Mr. Beller has been President of Equity Hotel Properties, Inc., a subsidiary of EGI which manages hotels, since November 1993. Mr. Beller was Senior Vice President --Redevelopment of Equity Assets Management, Inc., a former subsidiary of EGI which provided real estate asset management services ("EAM") from October 1987 until March 1997.

     Jeffrey L. Johnson has been Chief Investment Officer and Senior Vice President --Investments for the Trust since February 1998 and was Senior Vice President --Investments for the Trust from October 1996 until February 1998. Mr. Johnson was Senior Vice President --Asset Management for EOH from July 1996 until October 1997. Mr. Johnson was Senior Vice President --Acquisitions for EOH from July 1995 until July 1996. Mr. Johnson was Senior Vice
President --Acquisitions of EOP, Inc. from December 1994 until July 1995 and was Vice President --Acquisitions of EOP, Inc. from November 1993 until December 1994. Mr. Johnson was Vice President --Acquisitions of EAM from September 1990 until October 1993. Mr. Johnson was an Investor and Asset Manager for Aldrich Eastman Waltch, Inc., a real estate advisor in Boston, Massachusetts, from August 1987 until August 1990. Mr. Johnson was Senior Project Manager in the real estate investment group for First Wachovia, Inc., a commercial bank in Winston-Salem, North Carolina, from July 1983 until August 1987.

     David H. Crawford has been Senior Vice President --Administration and General Counsel for Property Operations of the Trust since March 1997. Mr. Crawford was Senior Vice President and Associate General Counsel of EOH from September 1996 until October 1997. Mr. Crawford was Senior Vice President and General Counsel of EOH from July 1995 until September 1996 and of EOP LLC from September 1996 until July 1997. Mr. Crawford was Of Counsel to Rosenberg & Liebentritt, P.C. from February 1991 until December 1996. Mr. Crawford was Senior Vice President and General Counsel of EOP, Inc. from November 1993 until July 1995. Mr. Crawford was Vice President and General Counsel of FOM from February 1991 until November 1993. Mr. Crawford was an associate at Kirkland & Ellis, a national law firm based in Chicago, Illinois, from June 1988 until February 1991.

     Sybil J. Ellis has been Senior Vice President --Acquisitions of the Trust since March 1997. Ms. Ellis was Senior Vice President --Acquisitions of EOH from July 1995 until October 1997. Ms. Ellis was Senior Vice President --Acquisitions of EOP, Inc. from July 1994 through July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1994. Ms. Ellis was Vice President --Acquisitions of EAM from March 1990 until October 1993.

     Frank Frankini has been Senior Vice President -- Design and Construction of the Trust since March 1997. Mr. Frankini was Senior Vice President -- Design and Construction of EOP LLC from July 1995 until October 1997. Mr. Frankini was Senior Vice President -- Engineering and Operations of EOP, Inc. from November 1993 until July 1995. Mr. Frankini was Senior Vice President -- Engineering and Operations of FOM from October 1990 until October 1993. Mr. Frankini was National Director of Engineering and Operations for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from October 1984 until October 1990.

     Frances P. Lewis has been Senior Vice President -- Corporate Communications of the Trust since April 1997. Ms. Lewis was Vice President -- Corporate Communications of EGI from November 1994 until April 1997. Ms. Lewis was Vice President -- Publications of EGI from September 1988 until October 1994.

     Diane M. Morefield has been Senior Vice President -- Finance/Capital Markets of the Trust since July 1997. Ms. Morefield was Senior Manager in the Corporate Finance practice of Deloitte & Touche, a public accounting and consulting firm, from November 1994 until July 1997. Ms. Morefield was Executive Vice President of the Fordham Company, a real estate development company located in Chicago, Illinois, from November 1993 until November 1994. Ms. Morefield was Team Leader for the Real Estate Group division, in the Midwest, of Barclays Bank PLC, from August 1983 until November 1993.

     David H. Naus has been Senior Vice President -- Acquisitions of the Trust since March 1997. Mr. Naus was Senior Vice President -- Acquisitions for EOH from December 1995 until October 1997. Mr. Naus was Vice
President -- Acquisitions of EOH from July 1995 until December 1995. Mr. Naus was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1995. Mr. Naus was Vice President -- Acquisitions of EAM from November 1992 until November 1993. Mr. Naus was Vice President of EAM from October 1988 until November 1992.

     Michael E. Sheinkop has been Senior Vice President -- Portfolio Management of the Trust since November 1997. Mr. Sheinkop was Senior Vice
President -- Divisional Manager of EOH from March 1997 until October 1997 and for the Trust from March 1997 through December 1997. Mr. Sheinkop was Senior Vice President -- Asset Management of EOH from December 1995 until February 1997. Mr. Sheinkop was Vice President -- Asset Management of EOH from July 1995 until December 1995. Mr. Sheinkop was Vice President -- Asset Management of EOP, Inc. from November 1993 until July 1995. Mr. Sheinkop was Vice President of EAM from March 1990 until November 1993.

     Peter H. Adams has been Senior Vice President -- Pacific Region of the Trust since March 1998 and was Regional Vice President -- Pacific Region of the Trust from March 1997 until February 1998. Mr. Adams was Vice President -- Group Manager of EOH from July 1994 until March 1997. Mr. Adams was President of Adams Equities, a private real estate consulting firm, from 1990 to 1994.

     Peter D. Johnston has been Senior Vice President -- Southwest Region of the Trust since March 1998 and was Regional Vice President -- Southwest Region from January 1998 until February 1998. Mr. Johnston was Senior Vice
President -- National Accounts from April 1993 until February 1998.

     Kim J. Koehn has been Senior Vice President -- West Region of the Trust since March 1998 and was Regional Vice President -- West Region from March 1997 until February 1998 and was also Regional Vice President -- Southwest Region from March 1997 until December 1997. Mr. Koehn was Senior Vice President
 -- Asset Management of EOH from December 1995 to February 1997. Mr. Koehn was a Vice President of EOH from June 1993 until December 1995.

     Christopher P. Mundy has been Senior Vice President -- Northeast Region of the Trust since March 1998, and was Regional Vice President -- Northeast Region from July 1997 until February 1998. Mr. Mundy was Regional Director -- Leasing of EOH from November 1991 until July 1997.

     Arvid A. Povilaitis has been Senior Vice President -- Central Region of the Trust since March 1998 and was Regional Vice President -- Central Region from March 1997 until February 1998. Mr. Povilaitis was Vice President -- Asset Management of EOH from August 1994 until February 1997. Mr. Povilaitis was Vice President -- Investment Properties of Strategic Realty Advisors, Inc., a real estate and advisory company, from January 1994 until August 1994. Mr. Povilaitis was employed at VMS Realty Partners, a sponsor of public and private real estate limited partnerships, from January 1983 until January 1994, most recently serving as Second Vice President.

     Mark E. Scully has been Senior Vice President -- Southeast Region of the Trust since March 1998 and was Regional Vice President for the Southeast Region from March 1997 until February 1998. Mr. Scully was Vice President -- Regional Leasing Director of EOH from January 1995 until February 1997. Mr. Scully was Regional Leasing Director or EOH from September 1991 until December 1994.

     Sheli Z. Rosenberg has been a trustee of the Trust since March 1997. Since November 1994, Ms. Rosenberg has been Chief Executive Officer and President of EGI. From 1980 until September 1997, Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt, P.C. For more than five years, Ms. Rosenberg has served on the Board of Directors of each of the following companies: EGI, AVC, and Anixter. Since March 1993, Ms. Rosenberg has been a trustee of EQR. Since 1994, Ms. Rosenberg has been a director of Jacor and since April 1997, has served as the Vice Chairman of the Board of Directors of Jacor. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., a wholly owned indirect subsidiary of Great American Management and Investment, Inc., ("FCBA") which filed a Chapter 7 Bankruptcy petition on January 3, 1995, resulting in FCBA's liquidation. On November 15, 1995, an order closing the FCBA bankruptcy case was entered by the Bankruptcy Court for the Central District of California. Since August 1986, Ms. Rosenberg has been a director of MHC. Since April 1997, Ms. Rosenberg has been a director of Illinois Power Co., a supplier of electricity and natural gas in Illinois, the holding company of which is Illinova Corp., of which Ms. Rosenberg is also a director. Since May 1997, Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain.

     Thomas E. Dobrowski has been a trustee of the Trust since July 1997. Since December 1994, Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors

Investment Management Corporation ("GMIMCO"), an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients also controlled by GM. Since March 1993, Mr. Dobrowski has been a director of MHC. Since April 1994, Mr. Dobrowski has been a director of Red Roof Inns, Inc., an owner and operator of hotels. Since May 1997, Mr. Dobrowski has been a director of Taubman Centers Inc., an equity REIT focused on regional shopping centers.

     James D. Harper, Jr. has been a trustee of the Trust since July 1997. Since 1982, Mr. Harper has been president of JDH Realty Co., a real estate development and investment company. Since 1988, he has been a co-managing partner in AH Development, S.E. and AH HA Investments, S.E., special limited partnerships formed to develop over 400 acres of land in Puerto Rico. Since May 1993, Mr. Harper has been a trustee of EQR. Since 1993, Mr. Harper has been a trustee of Urban Land Institute. Since 1997, Mr. Harper has been a director of Burnham Pacific Properties Inc., a REIT that owns, develops and manages commercial real estate properties in California. Since June 1997, Mr. Harper has been a director of American Health Properties, Inc., a REIT specializing in health care facilities.

     Peter Linneman has been a trustee of the Trust since July 1997. Dr. Linneman has been a Professor of Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979, the Albert Sussman Professor of Real Estate at the Wharton School since 1989 and a director of the Wharton Real Estate Center since 1986. In addition, he is an Urban Land Institute Research Fellow and a member of the National Association of Real Estate Investment Trusts. Since 1986, Dr. Linneman has been a trustee of Universal Health Realty Trust, a REIT that invests in health care and human service related facilities. Since 1992, Dr. Linneman has been a trustee of Kranzco Realty Trust, a REIT that owns, develops, operates, leases, manages, and invests in neighborhood and community shopping centers and free-standing properties. From 1993 until 1997, Dr. Linneman was a trustee of Gables Residential Properties Trust, a self-administered, self-managed residential property REIT. Since 1996, Dr. Linneman has served as a director of Nevada Investment Holdings, a full service real estate company which focuses on community shopping centers. From 1993 until 1996, Dr. Linneman was Chairman of the Board of Directors of Rockefeller Center Properties, Inc., a REIT which previously held the first mortgage loan relating to Rockefeller Center in New York City.

     Jerry M. Reinsdorf has been a trustee of the Trust since July 1997. For more than five years, Mr. Reinsdorf has been the Chairman of the Chicago White Sox baseball team, the Chairman of the Chicago Bulls basketball team, and a partner of Bojer Financial Ltd., a real estate investment company located in Northbrook, Illinois. Since 1996, Mr. Reinsdorf has served as a director of LaSalle National Bank, N.A., a commercial bank in Chicago, Illinois, the holding company of which is LaSalle National Corporation, of which Mr. Reinsdorf is also a director. Since 1993, Mr. Reinsdorf has been a trustee of Northwestern University in Evanston, Illinois. Mr. Reinsdorf is a stockholder, officer and director of Jerbo Holdings I, Inc. ("Jerbo") which is the corporate general partner of a limited partnership which is the general partner of Bojer Realty Limited Partnership-I ("Bojer Realty"). Bojer Realty was a limited partner of Smith Dairy Partnership, Ltd. ("Smith Dairy") and a stockholder of the corporate general partner of Smith Dairy which filed a voluntary petition for relief under Chapter 11 Bankruptcy on January 24, 1994. On February 14, 1995, an order dismissing the Smith Dairy bankruptcy case was entered by the Bankruptcy Court for the Southern District of Florida.

     William M. Goodyear has been a trustee of the Trust since July 1997. Since July 1997, Mr. Goodyear has been Chairman of Bank of America, Illinois, the Midwest business development unit of BankAmerica Corporation, a commercial bank. Mr. Goodyear was Chairman and Chief Executive Officer of Bank of America Illinois, a subsidiary of BankAmerica Corporation, from September 1994 until June 1997, at which time it merged with Bank of America NT & SA, a subsidiary of BankAmerica Corporation. For more than two years prior to September 1994, Mr. Goodyear was a Vice Chairman and a member of the Board of Directors of Continental Bank Corporation, the parent company of Continental Bank, N.A., a commercial bank which merged into Bank of America Illinois in September 1994. Since June 1992, Mr. Goodyear has been a member of the Board of Trustees of the Museum of Science and Industry in Chicago, Illinois. Mr. Goodyear has been a member of the Board of Trustees of the University of Notre Dame since May 1996 and of Rush-Presbyterian St. Lukes Medical Center in Chicago, Illinois, since June 1996. Mr. Goodyear has been a member of the Advisory Council for the University of Chicago Graduate School of Business since September 1995.

     David K. McKown has been a trustee of the Trust since July 1997. Since 1993, Mr. McKown has been Group Executive of the Diversified Finance and Real Estate Lending Unit of BankBoston, N.A., a commercial bank. Mr. McKown was director of Loan Review for BankBoston, N.A. from 1990 until 1993. Mr. McKown serves as a Director of Electrolux Corporation.

     H. Jon Runstad was appointed a trustee of the Trust effective January 1, 1998, pursuant to a Right to Purchase Agreement dated as of December 16, 1997, executed in connection with the Wright Runstad Acquisition (as defined below). Since 1971, Mr. Runstad has been President and Chief Executive Officer of Wright Runstad & Company, a Seattle, Washington based owner, manager and developer of office buildings in the western United States, primarily in the Pacific Northwest. Since 1987, Mr. Runstad has served as a member of the Board of Regents for the University of Washington. Since July 1975, Mr. Runstad has served as a trustee for the Downtown Seattle Association.

     Edwin N. Sidman was appointed a trustee of the Trust effective March 1, 1998, pursuant to the Agreement and Plan of Merger dated September 15, 1997, as amended, pursuant to which Beacon Properties Corporation ("Beacon") merged with and into the Trust (the "Beacon Merger"). Mr. Sidman served as Chairman of the Board and a director of Beacon from 1994 until the consummation of the Beacon Merger in December 1997. He is currently the managing partner of The Beacon Companies, a private company involved in real estate investment, development and management. Prior to joining Beacon in 1971, Mr. Sidman practiced law with the predecessor to the firm of Rubin and Rudman in Boston. Mr. Sidman's professional affiliations include service as Senior Vice Chairman of the National Realty Committee. Mr. Sidman is a member of the Board of Trustees of Duke University and a member of the Board of Directors and Executive Committee for the United Way of Massachusetts Bay.

MEETINGS AND COMMITTEES OF THE EOP BOARD OF TRUSTEES

     MEETINGS. During the year ended December 31, 1997, the Board of Trustees held nine meetings. Each of the trustees who were trustees during 1997 attended over 75% of the total number of meetings of the Board and of its committees which they were eligible to attend, except for Mr. Reinsdorf who attended approximately 66% of the meetings of the Board. There are three standing committees of the Board: the Executive Committee, the Compensation Committee and the Audit Committee, which are described below.

     EXECUTIVE COMMITTEE. The members of the Executive Committee are Messrs. Zell, Callahan and Linneman. The Executive Committee has the authority within certain parameters to acquire, dispose of and finance investments for the Trust (including the issuance by EOP Operating Limited Partnership (the "Operating Partnership") of additional interests of partnership interest in the Operating Partnership ("Units") or other equity interests up to $50 million in any one transaction, or up to $75 million in a series of transactions) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Trust, and generally to exercise all other powers of the Board of Trustees except as prohibited by law. The Executive Committee did not hold any meetings in 1997.

     COMPENSATION COMMITTEE. The members of the Compensation Committee, none of whom is either an officer or employee of the Trust, are Ms. Rosenberg and Messrs. Harper and McKown. Mr. Harper is the Chairman of the Compensation Committee. The Compensation Committee determines compensation for the Trust's executive officers. The Compensation Committee reviews and makes recommendations concerning proposals by management with respect to compensation, bonuses, employment agreements and other benefits and policies respecting such matters for the executive officers of the Trust. The Compensation Committee held four meetings in 1997.

     AUDIT COMMITTEE. The members of the Audit Committee, none of whom is either an officer or employee of the Trust, are Messrs. Dobrowski, Goodyear and Reinsdorf. Mr. Goodyear is the Chairman of the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees and reviews the adequacy of the Trust's (and the Operating Partnership's) internal accounting controls. The Audit Committee held two meetings in 1997.

     The Trust does not have a nominating committee.

COMPENSATION OF THE BOARD OF TRUSTEES; PAYMENT IN COMMON SHARES

     The Trust paid each of its non-employee trustees a pro rated fee in 1997 of $20,000. For the full year of 1998, the Trust expects to pay each of its non-employee trustees an annual fee of $40,000. In addition, non-employee trustees who serve on the Executive Committee, Compensation Committee or Audit Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. These fees have been and generally are expected to be paid in Common Shares. Trustees who are employees of the Trust are not paid any trustees' or committee fees. The Trust reimburses its trustees for travel expenses incurred in connection with their activities on behalf of the Trust.

     Upon the effective date of the Trust's initial public offering in July 1997 (the "IPO"), Mr. Zell and Ms. Rosenberg received grants of options to purchase 200,000 and 50,000 Common Shares, respectively, at $21.00 per share, which options will vest in three equal annual installments (rounded to the nearest whole Common Share) over three years. After the IPO, each trustee (other than Messrs. Zell and Callahan and Ms. Rosenberg) received a grant of options to purchase 10,000 Common Shares at the IPO price. Under the Trust's 1997 Employee Share Option and Share Award Plan (the "Employee Plan"), each trustee then in office (including Messrs. Zell and Callahan and Ms. Rosenberg for the years after 1997) will receive an annual grant of options to purchase 10,000 Common Shares at the then current market price on the date of the meeting of the Board of Trustees held immediately after the annual meeting of the Trust's Shareholders. These grants of options to purchase 10,000 Common Shares will vest as follows: options for 3,333 Common Shares will vest six months after the grant date, options for an additional 3,333 Common Shares will vest on the first anniversary of the grant date, and options for the remaining 3,334 Common Shares will vest on the second anniversary of the grant date. Trustees who perform other functions for the Trust may receive additional options under the Employee Plan.

     On February 17, 1998, the Compensation Committee granted fully vested options to purchase 500,000 Common Shares to Mr. Zell, 94,500 Common Shares to each of Ms. Rosenberg and Mr. Harper and 47,250 Common Shares to each of Messrs. Dobrowski, Linneman, Reinsdorf, Goodyear and McKown, at an exercise price of $29.50 per share.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1998, information regarding the beneficial ownership of the Trust's Common Shares by each trustee of the Trust, the Trust's five most highly compensated executive officers at year end, and by the trustees and named executive officers as a group.

                                                                                            PERCENTAGE OF
                                                      NUMBER OF COMMON      PERCENTAGE OF    ALL COMMON
                                                      SHARES AND UNITS       ALL COMMON      SHARES AND
NAME                                                BENEFICIALLY OWNED(1)   SHARES(1)(2)      UNITS(1)
----                                                ---------------------   -------------   -------------
Samuel Zell(3)...................................         8,388,014             3.27%           3.00%
Timothy H. Callahan(4)...........................           514,109                *               *
Michael A. Steele................................            51,886                *               *
Richard D. Kincaid...............................            49,702                *               *
Stanley M. Stevens(5)............................           350,255                *               *
Jeffrey L. Johnson...............................            12,995                *               *
Sheli Z. Rosenberg(6)............................         8,050,059             3.14            2.88
Thomas E. Dobrowski..............................            50,583                *               *
James D. Harper, Jr..............................            98,466                *               *
Peter Linneman...................................            53,933                *               *
Jerry M. Reinsdorf...............................            54,209                *               *
William M. Goodyear..............................            54,224                *               *
David K. McKown..................................            54,221                *               *
H. Jon Runstad(7)................................         4,348,945             1.71            1.56
Edwin N. Sidman(8)...............................         1,199,899                *               *
All trustees and named executive officers as a
  group (15 persons).............................        14,795,193             5.66%           5.30%

---------------

*   Less than 1%.

(1) The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The percentage of Common Shares beneficially owned by a person assumes that all Units and/or warrants to purchase Common Shares ("Warrants") held by the person are exchanged for Common Shares, that none of the Units and/or Warrants held by other persons are so exchanged, that all options or Warrants exercisable within sixty days of March 1, 1998 to acquire Common Shares held by the person are exercised and that no options or Warrants to acquire Common Shares held by other persons are exercised.

(2) Assumes a total of 279,321,945 Common Shares and Units outstanding as of March 1, 1998 (250,317,249 Common Shares and 29,004,696 Units). Assumes that all outstanding Units are redeemed for Common Shares.

(3) Includes 7,886,675 Common Shares (assuming exchange of 6,048,130 Units) held by ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and/or ZML Partners Limited Partnership IV (collectively the "ZML Partners II, III and IV"), ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Mr. Zell; however, Mr. Zell disclaims beneficial ownership of 3,983,493 Common Shares, including Units exchangeable for Common Shares.

(4) Includes 324,816 Common Shares held by the ZML Partners II, III and IV, which may be deemed to be beneficially owned by Mr. Callahan as he is a director and/or executive officer of the ultimate general partners of such entities; however, Mr. Callahan disclaims beneficial ownership of 309,433 of such Common Shares.

(5) Includes 324,816 Common Shares held by the ZML Partners II, III and IV, which may be deemed to be beneficially owned by Mr. Stevens as he is a director, and/or executive officer of the ultimate general partners of such entities; however, Mr. Stevens disclaims beneficial ownership of 322,968 of such Common Shares, including Units exchangeable for Common Shares.

(6) Includes 7,886,675 Common Shares (assuming exchange of 6,048,130 Units) held by the ZML Partners II, III and IV, ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Ms. Rosenberg as she is a director, and/or executive officer of the ultimate general partners of such entities, or a director, and/or executive officer of such entities; however, Ms. Rosenberg disclaims beneficial ownership of 7,886,675 of such Common Shares, including Units exchangeable for Common Shares.

(7) Includes 4,265,700 Common Shares (assuming exchange of 2,615,700 Units and exercise of 1,650,000 Warrants to purchase Common Shares) held by Wright Runstad Asset Management L.P. and Wright Runstad Holdings L.P., which may be deemed to be beneficially owned by Mr. Runstad.

(8) Includes 898,697 Common Shares (assuming exchange of 652,718 Units) held by The Leventhal Family Limited Partnership (the "Partnership"). Paula Sidman, Mr. Sidman's spouse, is a general partner of the Partnership. Mrs. Sidman disclaims beneficial ownership of the Common Shares and Units beneficially owned by the Partnership except for the Common Shares and the Units in which she has a pecuniary interest.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to persons who are known by the Trust to be the beneficial owner of more than 5% of the Trust's outstanding Common Shares as of December 31, 1997.

                                                                   NUMBER OF          PERCENTAGE OF ALL
                                                                 COMMON SHARES             COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)        SHARES(1)
------------------------------------                         ---------------------    -----------------
FMR Corp.(2)...............................................       14,091,933                5.64%
82 Devonshire Street
Boston, MA 02109
State Street Bank & Trust Co., as trustee(3)...............       14,480,472                5.79%
Master Trust Dept.
Solomon Willard Bldg., W5C
One Enterprise Drive
North Quincy, MA 02171

---------------

(1) The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1997, FMR Corp. ("FMR"), may have direct or indirect voting and/or investment discretion over these Common Shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. FMR is reporting the combined holdings of the entities for the purpose of administrative convenience.

(3) Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1997, State Street Bank & Trust Co. ("State Street"), may have direct or indirect voting and/or investment discretion over these Common Shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. State Street is reporting the combined holdings of the entities for the purpose of administrative convenience.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Trust for the fiscal year ended December 31, 1997, by the chief executive officer and those persons who were, at December 31, 1997, the other four most highly compensated executive officers of the Trust.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                           ---------------------   -----------------------------------
                                                                           AWARDS             PAYOUTS
                                                                   -----------------------   ---------
                                                                                SECURITIES
                                                                   RESTRICTED   UNDERLYING   LONG-TERM
                                                                     SHARE       OPTIONS     INCENTIVE    ALL OTHER
                                            SALARY      BONUS       AWARD(S)     GRANTED      PAYOUTS    COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR    ($)(1)      ($)(2)       ($)(3)       (#)(4)        ($)         ($)(5)
   ---------------------------      ----   --------   ----------   ----------   ----------   ---------   ------------
Timothy H. Callahan,..............  1997   $600,000   $1,050,000   4,976,875     450,000           0        $9,600
President and Chief Executive
Officer

Michael A. Steele,................  1997    265,000      525,000   1,523,375     250,000           0         9,600
Chief Operating Officer and
Executive Vice President - Real
Estate Operations

Richard D. Kincaid,...............  1997    235,000      465,000   1,523,375     250,000           0         9,600
Executive Vice President and Chief
Financial Officer

Stanley M. Stevens,...............  1997    325,000      375,000     627,000     225,000           0         9,600
Executive Vice President and Chief
Legal Counsel

Jeffrey L. Johnson,...............  1997    225,000      275,000     330,000     183,500           0         9,600
Senior Vice President and Chief
Investment Officer

---------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of these officers.

(2) Cash bonuses are reported in the year earned, even if paid in a subsequent year.

(3) On September 22, 1997 and December 16, 1997, the Compensation Committee of the Board of Trustees granted restricted shares to certain of the Trust's executive officers pursuant to the Employee Plan. Mr. Callahan was granted awards of 85,000 and 70,000 Common Shares, respectively, and Mr. Steele and Mr. Kincaid were each granted awards of 17,000 and 30,000 Common Shares, respectively. In addition, on December 16, 1997, the Compensation Committee of the Board of Trustees granted Mr. Stevens an award of 19,000 Common Shares and Mr. Johnson an award of 10,000 Common Shares. These awards will vest over a five-year period after being granted (50% after year three, 25% after year four, and 25% after year five). The dollar value shown in the table for the restricted Common Shares is based on the closing prices of the Common Shares on September 22, 1997 and December 16, 1997, the dates of grant. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the Common Shares. The total number of restricted Common Shares held by each named executive officer and the value of such restricted shares at December 31, 1997, the last trading day of the year, was as follows:

                                                             NUMBER OF        VALUE AT
                                                            RESTRICTED      DECEMBER 31,
                         NAME                              COMMON SHARES      1997 ($)
                         ----                              -------------    ------------
Timothy H. Callahan....................................       155,000        $4,892,188
Michael A. Steele......................................        47,000         1,483,438
Richard D. Kincaid.....................................        47,000         1,483,438
Stanley M. Stevens.....................................        19,000           599,688
Jeffrey L. Johnson.....................................        10,000           315,625

    Distributions are paid on all restricted Common Shares at the same rate as on unrestricted Common Shares.

(4) Securities underlying options are reported in the year granted.

(5) Includes employer matching and profit-sharing contributions to the Trust's 401(k) Retirement Savings Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                            PERCENT OF                                                 VALUE AT
                                           TOTAL OPTIONS                                        ASSUMED ANNUAL RATES OF
                             NUMBER OF      GRANTED TO                                            COMMON SHARE PRICE
                             SECURITIES      EMPLOYEES      EXERCISE                            APPRECIATION FOR OPTION
                             UNDERLYING    AND TRUSTEES     PRICE PER                                   TERM(1)
                              OPTIONS        IN FISCAL       COMMON                            -------------------------
NAME                         GRANTED(2)        YEAR         SHARE(3)      EXPIRATION DATE        5%(4)         10%(5)
----                         ----------    -------------    ---------     ---------------      ----------    -----------
Timothy H. Callahan.......    200,000           9.6%         $21.00      July 7, 2007          $2,642,000    $ 6,694,000
                              250,000                         33.00      December 16, 2007      5,187,500     13,147,500

Michael A. Steele.........    150,000           5.3           21.00      July 7, 2007           1,981,500      5,020,500
                              100,000                         33.00      December 16, 2007      2,075,000      5,259,000

Richard D. Kincaid........    150,000           5.3           21.00      July 7, 2007           1,981,500      5,020,500
                              100,000                         33.00      December 16, 2007      2,075,000      5,259,000

Stanley M. Stevens........    150,000           4.8           21.00      July 7, 2007           1,981,500      5,020,500
                               75,000                         33.00      December 16, 2007      1,556,250      3,944,250

Jeffrey L. Johnson........    125,000           3.9           21.00      July 7, 2007           1,651,250      4,183,750
                               58,500                         33.00      December 16, 2007      1,213,875      3,076,515

---------------

(1) In accordance with the rules of the SEC, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Shares, which would benefit all Shareholders.

(2) All options were granted at the fair market value of the Common Shares at the date of grant. Options granted are for a term of not more than ten years from the date of grant and vest in three equal annual installments (rounded to the nearest whole Common Share) over three years.

(3) The exercise price for the initial grant of options on July 7, 1997 was based on the IPO price. The exercise price for the grant of options on December 16, 1997 was the closing price of the Common Shares on the date of grant.

(4) An annual compound share price appreciation of 5% from the IPO price of $21.00 and the December 16, 1997 closing price of $33.00 per Common Share yields a price of $34.21 and $53.75 per Common Share, respectively.

(5) An annual compound share price appreciation of 10% from the IPO price of $21.00 and the December 16, 1997 closing price of $33.00 per Common Share yields a price of $54.47 and $85.59 per Common Share, respectively.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF                  VALUE OF
                                                      SECURITIES UNDERLYING           UNEXERCISED
                                                      UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                                                        FISCAL YEAR-END(#)        FISCAL YEAR-END($)
                                                           EXERCISABLE/              EXERCISABLE/
NAME                                                      UNEXERCISABLE            UNEXERCISABLE(1)
----                                                  ----------------------    -----------------------
Timothy H. Callahan.................................        0/450,000                 0/2,112,500
Michael A. Steele...................................        0/250,000                 0/1,584,375
Richard D. Kincaid..................................        0/250,000                 0/1,584,375
Stanley M. Stevens..................................        0/225,000                 0/1,584,375
Jeffrey L. Johnson..................................        0/183,500                 0/1,320,313

---------------

(1) Represents the market value of a Common Share at December 31, 1997 ($31.5625) less the exercise price of in-the-money options.

     Notwithstanding anything to the contrary set forth in any of the Trust's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation presented below and the Performance Graph following such report shall not be incorporated by reference into any such future filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board consists of the independent trustees of the Trust listed below. The Committee's functions include the review and approval of the Trust's executive compensation structure and overall benefits program. The purpose of the Trust's executive compensation program is to establish and maintain a performance and achievement oriented environment throughout the Trust so that the interests of its executives are aligned with the interests of the Trust's Shareholders. The program emphasizes the development of the Trust so as to achieve and sustain above average growth in earnings with excellence in management. With this emphasis in mind, the program is designed so that executives may earn higher than average total compensation (base salary plus bonus) for an above-average job performance. At the end of 1997, the Trust engaged the services of an independent consulting firm, FPL Associates Consulting, to advise the Trust as to the appropriate methods and amounts of compensation for its executive officers. The Trust's overall compensation structure is reviewed annually, using outside executive compensation surveys of the (i) real estate industry in general; (ii) REITs in particular; and (iii) other large profitable corporations outside the real estate area, to ensure that it remains competitive. There are four major components of executive compensation: (i) base salary; (ii) bonuses; (iii) performance based shares; and (iv) share option awards. Each of these components is further discussed below.

     Base Salary. Positions are classified within the salary structure on the basis of assigned responsibilities and on an evaluation of the latest survey information available, as to appropriate compensation levels. The Trust has established a range of earnings opportunities for each position within the Trust. The mid-point of the salary range will be dependent upon the market value of the position responsibilities and the value that the Trust determines is appropriate to reinforce the achievement of its goals and objectives. Each salary range has three defined points of reference: (i) minimum or the lowest salary to be paid to a qualified incumbent; (ii) mid-point or the middle position of the salary range established with reference to the market value and objectives of the Trust; and (iii) maximum or the highest amount to be paid to an incumbent in this position. Where salary information is unavailable for a particular position, salary grade assigned is based on other positions having similar responsibilities within the Trust and in companies with comparable revenues. Individual base salaries are reviewed at least annually. Salary increases are granted based on each executive's performance as well as such executive's position in the applicable salary range.

     Bonus. The objectives underlying the Trust's bonus program are to motivate all employees by more closely linking bonus awards to value added for the Trust's Shareholders, and promote a culture of performance and ownership among the Trust's managers. Executive officers' mid-term incentives are accomplished by tying the executive officers' performance to the continued performance of the Trust. The Trust accomplishes this by awarding the Chief Executive Officer and each other executive officer some of his or her bonus, as determined by the Compensation Committee, in Common Shares. The Compensation Committee believes that having its executive officers "invest" a portion of their bonuses in Common Shares facilitates better alignment of the executive officer's compensation with the performance of the Trust's Common Shares.

     Performance Management Plan. The Performance Management Plan is designed to focus the Trust's key employees eligible under this plan on achieving a high level of total return (i.e., share appreciation and distributions) to the Trust's Shareholders, and to encourage such key employees to continue their employment with the Trust. The Performance Management Plan recognizes three aspects of performance which are corporate, team and individual. Corporate refers to the overall Trust's performance measures and is the primary dimension utilized to determine executive and senior management incentive awards. Team refers to key functional or departmental performance measures. This dimension is utilized to link individuals to the performance of their collective work group or assigned geographic territory, and is intended to foster cooperation within the Trust. Individual performance refers to specific performance measures developed for each individual participant in the plan. This dimension is intended to motivate individuals to achieve a high level of individual success and personal contribution. As a general rule, the more senior positions have their annual incentives weighted more heavily toward the achievement of corporate and team performance. Performance levels for each performance measure are identified that correspond to a threshold, target and maximum performance level. Threshold performance signifies a solid achievement but falls short of objectives. This performance level must be achieved before any bonus is earned. Target performance signifies achievement which meets the business objectives set by the Trust. High performance signifies a significant achievement and would be considered exceptional performance by industry standards.

     Share Options. The Compensation Committee recognizes that while the bonus program provides rewards for positive short-term and mid-term performance, the interests of Shareholders are best served by giving key employees the opportunity to participate in the appreciation of the Trust's Common Shares through the granting of share options. The Compensation Committee believes that, over an extended period of time, share performance will, to a meaningful extent, reflect executive performance and that such arrangements further reinforce management goals and incentives to achieve Shareholder objectives. All employee share options granted to date vest over a period of three years at a rate of one third of such grant each year, thereby encouraging the retention of key employees who receive awards. The amount of share options awarded each employee was determined utilizing the aforementioned employee compensation surveys, an assessment of the employee's achieved performance goals and objectives and the size of previous grants made to the employee.

     Chief Executive Officer's Compensation. Based on the executive compensation surveys and the Trust's financial performance in 1997, the Compensation Committee believes that the salary, bonus, performance shares and option grants of Mr. Callahan, the Chief Executive Officer and President of the Trust, are fair and competitive and that the Trust's overall executive compensation ranks in the upper quartile among the general real estate industry and among REITs. This ranking correlates with the excellent financial performance of the Trust in 1997 when compared against that of other REITs. The Trust accomplished its main goals in 1997 by increasing its net income and funds from operations per Common Share, strengthening its balance sheet and diversifying its portfolio across the United States, which provides stability in cash flows and insulation against regional economic downturns. During Mr. Callahan's tenure as Chief Executive Officer and President, the Trust has become the largest REIT owner and operator of office buildings. The key performance measure the Compensation Committee used to determine Mr. Callahan's 1997 compensation was that the Trust's financial performance in 1997 was in the top quartile in almost every financial category as compared to other REITs, due in large part to Mr. Callahan's leadership, foresight and experience. The Compensation Committee noted the following factors in support of its conclusion:

     -  Distributions per Common Share of $1.20 on an annualized basis;

     - Continued superior return to the Trust's common Shareholders as the price of the Trust's Common Shares appreciated 52.89% during 1997;

     - Strong financial performance, with a $115.8 million increase in funds from operations over 1996 and a total market capitalization of $13.3 billion at December 31, 1997; and

     -  Continued growth in the square footage of owned office buildings from
        29.2 million in 1996 to 65.3 million in 1997, a 124% increase.

     Based on the Trust's excellent performance in 1997, the Compensation Committee believes that the compensation program properly rewards its employees for achieving improvements in the Trust's performance and serving the interests of its Shareholders.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a Federal income tax deduction for compensation in excess of $1 million paid in any year to the Trust's Chief Executive Officer and four other highest paid executive officers who are employed by the Trust on the last day of a taxable year. Section 162(m), however, does allow a deduction for payments of "performance based" compensation which includes most share option and other incentive arrangements, the material terms of which have been approved by Shareholders. Awards under the Trust's Employee Plan may, but need not, satisfy the requirements of Section 162(m). Options under the Employee Plan that have an exercise price equal to grant date fair market value and that vest based solely on continued employment qualify as "performance-based compensation." However, options and other awards under the Employee Plan that are conditioned on achievement of performance targets do not qualify as performance-based compensation, because Shareholders have not been asked to vote on those targets. The Trust believes that because it qualifies as a REIT under the Code and therefore is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) would not have an adverse financial consequence to the Trust, provided the Trust distributes 100% of its taxable income.

                                          Respectfully submitted,

                                          James D. Harper, Jr., Chairman
                                          Sheli Z. Rosenberg
                                          David K. McKown

                               PERFORMANCE GRAPH

     The following share price performance graph compares Shareholders' return on the Trust's Common Shares since July 11, 1997, the date of commencement of the Trust's IPO, with the Standard and Poors ("S&P") 500 Stock Index and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The Common Share price performance graph assumes an investment of $100 in each of the Trust and the two indices on July 11, 1997 and the reinvestment of all distributions. Equity REITs are defined as those companies which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. Common Share price performance presented for the period from July 11, 1997 through December 31, 1997 is not necessarily indicative of future results.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

LOGO

                                                       JULY 1997   DEC. 1997
                                                       ---------   ---------
TRUST................................................   $100.00     $152.89
S&P 500 Stock Index..................................    100.00      110.58
NAREIT Equity Index..................................    100.00      110.36

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Compensation Committee members are Messrs. Harper and McKown and Ms. Rosenberg.

     Mr. Zell and Ms. Rosenberg serve as members of the board of directors of EGI, as well as numerous other non-public companies owned in whole or in part by Mr. Zell or his affiliates (the "Equity Group Companies"), which companies do not have compensation committees. Ms. Rosenberg is the President and Chief Executive Officer of EGI and, with respect to the Equity Group Companies, the directors and executive officers of those companies include Mr. Zell and Ms. Rosenberg.

     For a description of certain transactions with Board members or their affiliates, see "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION TRANSACTIONS

     BACKGROUND. The Trust was formed pursuant to the consolidation (the "Consolidation") in July 1997 of the ownership of the Properties (as defined below) owned by the four Zell/Merrill Lynch institutional real estate investment funds (each a "ZML Fund" and collectively, the "ZML Funds") and the office property management business of EOH and the office property asset management business and the parking asset management business of EGI and EOH relating to the Properties that were contributed to the Trust in the Consolidation (the "Management Business") owned by the Equity Group (as defined below). The ZML Funds were formed during the period from 1988 to 1996 to acquire, improve, own, manage, operate and dispose of primarily office properties.

     Each ZML Fund consisted of (i) a limited partnership organized under the laws of the State of Illinois (each a "ZML Opportunity Partnership"), (ii) a general partner of such ZML Opportunity Partnership (each a "ZML Partner") which was controlled by Mr. Zell and in which Merrill Lynch & Co. ("Merrill Lynch") was a limited partner and (iii) a Delaware corporation or Maryland real estate investment trust (each a "ZML REIT"), as the case may be, that served as the majority limited partner in ZML Opportunity Partnerships I and II and the sole limited partner in ZML Opportunity Partnerships III and IV. There were several institutional investor limited partners in ZML Opportunity Partnerships I and II (collectively, "Investor Limited Partners") in addition to ZML REITs I and II. All of the Investor Limited Partners were given an opportunity to convert their interest into an interest in the corresponding ZML REIT in connection with the Consolidation (which interests were subsequently converted into Common Shares as described below), and all but one Investor Limited Partner (in ZML Opportunity Partnership II) elected to do so.

     CONSOLIDATION. In advance of or simultaneous with the IPO, the Trust engaged in the transactions described below, which were designed to consolidate the ownership of the office properties (the "Office Properties") owned by the Trust or in which the Trust had an interest, the stand-alone parking facilities owned by the Trust (the "Parking Facilities" and together with the Office Properties, the "Properties") and the Management Business, to facilitate the IPO and to enable the Trust to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.

          The ZML Opportunity Partnerships, the predecessor owners of the Office Properties and Parking Facilities that comprised the Trust's initial portfolio, contributed to the Operating Partnership all of their interests in such Office Properties and Parking Facilities.

          The ZML REITs (each a majority or sole limited partner of a ZML Opportunity Partnership) merged into the Trust, with the Trust succeeding to their interest in, and also becoming the managing general partner of, the ZML Opportunity Partnerships.

          Certain entities (collectively, the "Equity Group") owned directly or indirectly by certain trusts (together with certain partnerships comprised of such trusts, the "Equity Group Owners") established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, contributed to the Operating Partnership substantially all of the interests in the Management Business.

          Shareholders in the ZML REITs received Common Shares in exchange for their interests in the ZML REITs.

          Partners in the ZML Opportunity Partnerships (including the Trust as the successor to the ZML REITs) received Units (to be distributed over the two-year period ending July 11, 1999). Such Units are intended to correspond in value to, and be exchangeable commencing two years following the closing of the IPO for, Common Shares or, at the Trust's option, cash equal to the fair market value of such Common Shares.

          Units in the Operating Partnership were issued to the Equity Group in exchange for the Management Business, which Units will be exchangeable for Common Shares, or, at the Trust's option, the cash equivalent thereof, commencing one year following the closing of the IPO.

          The Management Business made a distribution to the Equity Group Owners of cash on hand from pre-closing operations, which funds were not acquired by the Trust pursuant to the Consolidation. Affiliates of Mr. Zell received approximately $11.4 million of such distribution.

          The Operating Partnership and EOH transferred that portion of the Management Business that relates to property management of the properties in which the Operating Partnership does not own an interest and the Properties which are held in partnerships or subject to participation agreements with unaffiliated third parties to Equity Office Properties Management Corp. ("EOP Management Corp."), in which the Operating Partnership now owns nonvoting stock representing 95% of the equity interest and EOH owns all of the voting stock, representing 5% of the equity interest.

LEASES AND PARKING OPERATIONS

     The Trust leases office space owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts established for the benefit of the families of Mr. Zell and Mr. Lurie, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI, an entity owned by the Equity Group Owners, and its affiliates has in the past provided the Trust and its predecessors with certain administrative, office facility services and other services with respect to certain aspects of the Trust's business, including, but not limited to, financial and accounting services, tax services, investor relations, and other services. The Trust paid approximately $12,786,000 and $12,684,700 during the years ended December 31, 1996 and 1997, respectively, to EGI and its affiliates for such office space and services, which amounts were calculated to approximate a market rental rate for the office space and the actual cost of providing these services. The independent members of the Board of Trustees annually review and approve the rates charged by EGI for services rendered to the Trust.

     EQR and certain other affiliates of the Trust lease space in certain of the Office Properties. The terms of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under their respective leases were approximately $2,959,600, $3,471,500 and $2,657,500 for the years ended December 31, 1997, 1996 and 1995, respectively.

     SZ Parking Limited Partnership, an affiliate of the Equity Group Owners, has an indirect 10% limited partnership interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations of certain Office Properties. Management believes amounts paid to SPLP are equivalent to market rates for such services.

     The Trust entered into various lease agreements with SPLP or affiliates of SPLP whereby SPLP or its affiliates lease certain Parking Facilities from the Trust. Certain of these lease agreements provide SPLP or its affiliates with annual successive options to extend the term of the lease through various dates. The rent paid in the years ended December 31, 1997, 1996 and 1995 under these lease agreements was approximately $11,044,500, $3,161,500 and $1,691,600, respectively. In accordance with certain of these leases, the Trust may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

EQUITY GROUP DISTRIBUTIONS AND FEES

     The partners of the ZML Partners, affiliates of the Equity Group Owners, have received distributions and fees from the Trust through their ownership interests in the ZML Partners of approximately $30,322,500 and $8,603,600 for the years ended December 31, 1997 and 1996, respectively.

WRIGHT RUNSTAD ACQUISITION

     In connection with the acquisition of ten Office Properties from Wright Runstad Holdings L.P.; Wright Runstad Asset Management, L.P. and Mellon Bank, N.A., as Trustee for First Plaza Group Trust ("First Plaza") (the "Wright Runstad Acquisition"), H. Jon Runstad was elected as a trustee of the Trust effective January 1, 1998. Mr. Runstad received, directly and indirectly, 552,968 Units in exchange for his interest in the ten Office Properties and Wright Runstad Asset Limited Partnership. Also, Thomas E. Dobrowski, a trustee of the Trust, is the managing director of real estate and alternative investments of GMIMCO, an investment advisor to several pension funds of GM and its subsidiaries and to several clients also controlled by GM, including First Plaza, which received $192.4 million in cash, 3,435,688 Common Shares and warrants to purchase 3,350,000 Common Shares in exchange for First Plaza's interest in the Office Properties acquired in the Wright Runstad Acquisition.

MISCELLANEOUS

     In March 1997, the general partners of ZML Opportunity Partnerships I and II made certain payments to the Internal Revenue Service ("IRS") in connection with closing agreements pursuant to which the IRS agreed that neither ZML REIT I nor ZML REIT II would be disqualified as a REIT as a result of certain technical violations of the REIT provisions of the Code. The amounts of such payments were $15,000 and $5,270,000, respectively, for ZML REITs I and II.

     EOP Management Company has entered into third-party management contracts, on terms equivalent to third-party transactions, with respect to properties not owned by the Trust, but that are owned or controlled by the Equity Group. Income recognized for similar services rendered for the years ended December 31, 1997, 1996, and 1995, was approximately $4,949,600, $5,120,000, and $5,899,000, respectively.

     Rosenberg & Liebentritt, P.C., a law firm in which Ms. Rosenberg, a trustee, was a principal until September 11, 1997, received legal fees from the Trust of $3,005,700, $3,480,500 and $3,230,100 for the years ended December 31, 1997, 1996 and 1995, respectively.

     Certain services for the Trust's tenants that may not be permissibly undertaken by a REIT are conducted through a service corporation owned entirely by affiliates of the Equity Group Owners. The Trust pays such service corporation a fee for such services. The Trust has no control over, or ownership interest in, such service corporation, which operates as an independent contractor. The Trust may terminate such services at any time upon 30-days' notice.

                                   PROPOSAL 2

                    APPROVAL OF AN AMENDMENT TO THE TRUST'S
          AMENDED AND RESTATED 1997 SHARE OPTION AND SHARE AWARD PLAN

     The Trust seeks Shareholder approval of an amendment to the Trust's Amended and Restated 1997 Share Option and Share Award Plan which increases the maximum number of Common Shares authorized to be awarded under the Trust's Employee Plan from 6.8% of the outstanding Common Shares, on a fully diluted basis, on the date of the closing of the IPO of the Trust's Common Shares to an amount equal to 6.8% of the outstanding Common Shares from time to time, calculated on a fully diluted basis, determined as of the first day of each calendar year. The Board approved the amendment to the Employee Plan on March 30, 1998 as set forth in Exhibit A attached to this Proxy Statement and recommended that it be submitted to the Shareholders of the Trust for approval.

     The Employee Plan provides a means whereby the Trust may award Common Shares, grants of share options to purchase Common Shares, share appreciation rights, (in tandem with or independent of Options) and/or dividend equivalent rights with respect to Common Shares, to certain key employees, officers, trustees, directors, and consultants of the Trust and its subsidiaries who are and will be responsible for the Trust's future growth and continued success. The number of persons who are currently participants under the Employee Plan is approximately 1,491. It is not possible to estimate the number of additional persons who will become eligible to participate in the Employee Plan. The Board believes that as the total number of outstanding Common Shares increases, it is advisable to have additional Common Shares available for future issuance in connection with employee share incentive programs.

     At December 31, 1997, there were 6,020,231 remaining Common Shares available for issuance under the Employee Plan. On March 20, 1997, the closing price of the Common Shares was $29.875 per share. The purpose of amending the Employee Plan is to increase the number of Common Shares eligible for issuance thereunder on a yearly basis determined as of the first day of each calendar year. The proposed amendment to the Employee Plan will not otherwise result in any new plan benefits to the Trust's trustees, executive officers or other employees.

     It is not possible to determine the maximum benefits (other than pursuant to limits on the number of Common Shares that may be granted in the aggregate or to any person) that will be granted to any person in 1998 under the Employee Plan or what benefits or amount would have been received by any person.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     A grantee will not recognize any taxable income at the time a nonqualified share option ("NQSO") is granted. Upon the exercise of the NQSO, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares received on the exercise over the option price.

     The Trust is not entitled to a tax deduction at the time an NQSO is granted; however, the Trust is entitled to a deduction equal to the grantee's taxable income at the time the grantee recognized the income. The Trust will withhold from the grantee taxes due, as the Trust determines are required.

     The amendment to the Employee Plan shall not take effect until approved by the holders of a majority of the Common Shares present, or represented, and entitled to vote at the Meeting. Abstentions will have the same effect as votes against the approval of the Employee Plan. Broker non-votes will not be counted as Common Shares entitled to vote on the matter and will have no effect on the vote.

     THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE EMPLOYEE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE EMPLOYEE PLAN UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Trust to report, based on its review of reports to the SEC about transactions in its Common Shares furnished to the Trust and written representations of its trustees, executive officers and 10% Common Shareholders, that for 1997:

     Mr. Linneman filed a Form 4 late to report the acquisition of 24 Common Shares.

                                    AUDITORS

     The Board has engaged Ernst & Young, L.L.P. ("Ernst & Young") to serve as the Trust's auditors for the fiscal year ending December 31, 1998. Ernst & Young was first engaged to serve as the Trust's auditors for the fiscal year ending December 31, 1997. Representatives of Ernst & Young are expected to be available at the Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                   SHAREHOLDER PROPOSALS FOR THE 1999 MEETING

     Shareholder proposals intended to be presented at the 1999 annual meeting of Shareholders must be received by the Secretary of the Trust no later than November 27, 1998, in order to be considered for inclusion in the Trust's Proxy Statement relating to the 1999 meeting.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for Shareholder action at the Meeting. If any other matters are properly presented at the Meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          By Order of the Board of Trustees

                                          Stanley M. Stevens,
                                          Executive Vice President,
                                          Chief Legal Counsel and Secretary
Chicago, Illinois
March 31, 1998

                                   EXHIBIT A

                           PROPOSED AMENDMENT TO THE
          AMENDED AND RESTATED 1997 SHARE OPTION AND SHARE AWARD PLAN

     RESOLVED, that the first sentence of Paragraph 4 of the Equity Office Properties Trust Amended and Restated 1997 Share Option and Share Award Plan is hereby amended to read in its entirety as follows:

     4. Shares Subject to the Plan. Subject to the provisions of paragraph 13, the maximum number of Shares for which Share Awards, Options, SARs and Dividend Equivalents may be granted under the Plan shall equal 6.8% of the outstanding Shares from time to time, calculated on a fully diluted basis, determined annually on the first day of each calendar year.

                                 DETACH HERE


                                    PROXY

                        EQUITY OFFICE PROPERTIES TRUST

        TWO NORTH RIVERSIDE PLAZA, SUITE 2200, CHICAGO, ILLINOIS 60608
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 1998


     The undersigned shareholder of Equity Office Properties Trust, a Maryland real estate investment trust (the "Trust"), hereby appoints TIMOTHY H. CALLAHAN and SAMUEL ZELL, or either of them (the "Representatives"), with full power of substitution, as proxies for the undersigned to represent the undersigned at the Annual Meeting of Shareholders of the Trust to be held in Chicago, Illinois, on May 15, 1998, and any adjournment thereof (the "Annual Meeting"), and to vote all Common Shares of the Trust which the undersigned may be entitled to vote at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Common Shares.

     You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Trustees' recommendations. The Representatives cannot vote your shares unless you sign and return this card.

     Note: If you plan to attend the Annual Meeting in person, please let us know by marking the enclosed proxy card in the space provided.


-------------                                                      -------------
|SEE REVERSE|    CONTINUED AND TO BE SIGNED ON REVERSE SIDE        |SEE REVERSE|
|   SIDE    |                                                      |    SIDE   |
-------------                                                      -------------

                                 DETACH HERE


    Please mark
[X] votes as in
    this example.


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election as trustees of the five nominees to terms expiring in 2001 and FOR items 2-3 and otherwise in the discretion of the proxy holders.

1. Authority to vote for the election as trustees of the five nominees listed below to terms expiring in 2001:

     Samuel Zell, Thomas E. Dobrowski, Jerry M. Reinsdorf, H. Jon Runstad, Edwin
     N. Sidman

           FOR      [   ]    WITHHELD  [   ]       MARK HERE   [   ]
           ALL               FROM ALL            IF YOU PLAN TO
        NOMINEES             NOMINEES              ATTEND THE
                                                    MEETING

                                                   MARK HERE   [   ]
                                                  FOR ADDRESS
                                                   CHANGE AND
                                                   NOTE BELOW


[  ] ___________________________________________
     For all nominees except as noted above


2. Authority to vote for the approval of the amendment to the Amended and Restated 1997 Share Option and Share Award Plan (the "Employee Plan") increasing the maximum number of shares for which Share Awards, Options, Share Appreciation Rights and Dividend Equivalents may be granted under the Employee Plan to an amount equal to 6.8% of the outstanding Common Shares from time to time, calculated on a fully diluted basis, determined annually on the first day of each calendar year.

3. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting.


MARK HERE TO DISCONTINUE EXTRA ANNUAL REPORT.  [  ]


Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title under signature.



                               Signature:                   Date:
                                         ------------------      -------------